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                                                                       Exhibit 5



                     [Letterhead of Chadbourne & Parke LLP]






                                         December 23, 1997


Rockwell International Corporation
600 Anton Boulevard, Suite 700
Costa Mesa, California 92626

Dear Sirs:

                  In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Rockwell International Corporation, a Delaware corporation (the "Company"), of (i) the Company's debt securities in an aggregate principal amount (or net proceeds, in the case of debt securities issued at an original issue discount) of up to $1,000,000,000 (the "Debt Securities") to be issued and sold by the Company from time to time in one or more series in accordance with Rule 415 under the Act pursuant to an Indenture dated as of December 1, 1996 (the "Indenture"), between the Company and The Chase Manhattan Bank (successor to Mellon Bank, N.A.), as Trustee (the "Indenture"), and (ii) the shares of Common Stock, par value $1 per share, of the Company (the "Common Stock") and any associated Preferred Share Purchase Rights of the Company (the "Rights")
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Rockwell International
  Corporation                       -2-                        December 23, 1997


issuable or deliverable upon conversion or exchange of any convertible or exchangeable Debt Securities, we advise as follows:

                  As counsel for the Company, we are familiar with the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, and we have reviewed the Registration Statement on Form S-3 to be filed by the Company under the Act with respect to the Debt Securities and the shares of Common Stock and any Rights issuable or deliverable upon conversion or exchange of any convertible or exchangeable Debt Securities (the "Registration Statement") and the corporate proceedings taken by the Company in connection with the authorization of the Debt Securities and the shares of Common Stock and any Rights issuable or deliverable upon conversion or exchange of any convertible or exchangeable Debt Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company, and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently
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Rockwell International
  Corporation                       -3-                        December 23, 1997



established, relied upon certificates of officers of the Company and appropriate public officials.

                  On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Debt Securities have been duly authorized, executed and authenticated as provided in the Indenture and delivered against payment therefor, (A) the Debt Securities will be legally and validly issued and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) the shares of Common Stock issuable or deliverable upon conversion or exchange of any convertible or exchangeable Debt Securities, when and if issued or delivered in accordance with the Indenture and the terms of such Debt Securities and in accordance with resolutions of the Board of Directors of the Company or the Offering Committee thereof, will be legally and validly issued, fully paid and nonassessable, and any Rights issuable or deliverable with such
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Rockwell International
  Corporation                       -4-                        December 23, 1997


shares of Common Stock upon conversion or exchange of any convertible or exchangeable Debt Securities, when and if issued or delivered in accordance with resolutions of the Board of Directors of the Company or the Offering Committee thereof, will be legally and validly issued.

                  We express no opinion herein as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                                        Very truly yours,



                                        CHADBOURNE & PARKE LLP